As filed with the Securities and Exchange Commission on September 22, 2004

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10/A

(Amendment No. 2)

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Neenah Paper, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	20-1308307
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

P. O. Box 619100

Dallas, Texas 75261-9100
Telephone: (972) 281-1200
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Name of Each Exchange on Which
to Be so Registered	Each Class Is to Be Registered

Common Stock, par value $0.01 per share	New York Stock Exchange
Preferred Stock Purchase Rights	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934:

None

NEENAH PAPER, INC.

INFORMATION INCLUDED IN INFORMATION STATEMENT

AND INCORPORATED BY REFERENCE INTO FORM 10

      Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

      The information required by this item is contained under the sections “Summary,” “Risk Factors,” “The Distribution,” “Our Relationship with Kimberly-Clark after the Distribution,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business and Properties,” “Where You Can Find More Information” and “Index to Financial Statements and Schedule” (and the statements referenced thereon) of the information statement. Those sections are incorporated herein by reference.

Item 2.	Financial Information.

      The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Capitalization,” “Unaudited Pro Forma Condensed Financial Statements,” “Selected Historical Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements and Schedule” (and the statements referenced thereon) of the information statement. Those sections are incorporated herein by reference.

Item 3.	Properties.

      The information required by this item is contained under the section “Our Business and Properties” of the information statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

      The information required by this item is contained under the section “Ownership of Our Stock” of the information statement. That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

      The information required by this item is contained under the sections “Our Management” and “Executive Compensation” of the information statement. Those sections are incorporated herein by reference.

Item 6.	Executive Compensation.

      The information required by this item is contained under the section “Executive Compensation” of the information statement. That section is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions.

      The information required by this item is contained under the sections “Our Relationship with Kimberly-Clark after the Distribution,” “Financing,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Certain Relationships and Related Transactions” of the information statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

      The information required by this item is contained under the section “Our Business and Properties — Legal Proceedings” of the information statement. That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

      The information required by this item is contained under the sections “Summary,” “The Distribution,” “Dividend Policy” and “Description of Our Capital Stock” of the information statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

      On June 24, 2004 the registrant issued 1,000 shares of its common stock, par value $0.01 per share, to Kimberly-Clark Corporation for an aggregate consideration of $1,000 paid to the registrant by Kimberly-Clark Corporation. That issuance was not registered under the Securities Act of 1933, as amended, in reliance on the exemption provided by Section 4(2) of such Act.

Item 11.	Description of Registrant’s Securities to Be Registered.

      The information required by this item is contained under the sections “Description of Our Capital Stock” and “Certain Anti-Takeover Effects of Provisions of Our Restated Certificate of Incorporation, By-Laws and Rights Plan and of Delaware Law” of the information statement. Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

      The information required by this item is contained under the section “Limitation of Liability and Indemnification of Our Officers and Directors” of the information statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

      The information required by this item is contained under the sections “Summary,” “Unaudited Pro Forma Condensed Financial Statements,” “Selected Historical Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements and Schedule” (and the statements referenced thereon) of the information statement. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

      None

Item 15.	Financial Statements and Exhibits.

      (a) Financial Statements

      The information required by this item is contained under the section “Index to Financial Statements and Schedule” beginning on page F-1 of the information statement. That section is incorporated herein by reference.

      (b) Exhibits

      See below.

      The following documents are filed as exhibits hereto:

Exhibit
Number	Exhibit Description

2.1*	Form of Distribution Agreement
3.1*	Form of Amended and Restated Certificate of Incorporation of Neenah Paper, Inc.
3.2*	Form of Amended and Restated By-laws of Neenah Paper, Inc.
4.1**	Specimen Common Stock Certificate
4.2*	Form of Rights Agreement between Neenah Paper, Inc. and EquiServe Trust Company, N.A., as rights agent
4.3*	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (attached as an Exhibit to the Rights Agreement filed as Exhibit 4.2 hereto)
4.4*	Form of Rights Certificate (attached as an Exhibit to the Rights Agreement filed as Exhibit 4.2 hereto)
10.1*	Form of Tax Sharing Agreement
10.2*	Form of Employee Matters Agreement
10.3*	Form of Corporate Services Agreement
10.4*	Form of Pulp Supply Agreement (Confidential material appearing in this document was omitted and filed separately with the Securities and Exchange Commission in accordance with Section 24(b) of the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information was replaced with asterisks.)
21.1*	Subsidiaries of Neenah Paper, Inc.
99.1**	Information Statement of Neenah Paper, Inc. dated September 22, 2004

*	Previously filed.

**	Filed herewith.

SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NEENAH PAPER, INC.

By:	/s/ SEAN T. ERWIN

Sean T. Erwin
Chairman of the Board, President
and Chief Executive Officer

Date: September 22, 2004

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description

2.1*	Form of Distribution Agreement
3.1*	Form of Amended and Restated Certificate of Incorporation of Neenah Paper, Inc.
3.2*	Form of Amended and Restated By-laws of Neenah Paper, Inc.
4.1**	Specimen Common Stock Certificate
4.2*	Form of Rights Agreement between Neenah Paper, Inc. and EquiServe Trust Company, N.A., as rights agent
4.3*	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (attached as an Exhibit to the Rights Agreement filed as Exhibit 4.2 hereto)
4.4*	Form of Rights Certificate (attached as an Exhibit to the Rights Agreement filed as Exhibit 4.2 hereto)
10.1*	Form of Tax Sharing Agreement
10.2*	Form of Employee Matters Agreement
10.3*	Form of Corporate Services Agreement
10.4*	Form of Pulp Supply Agreement (Confidential material appearing in this document was omitted and filed separately with the Securities and Exchange Commission in accordance with Section 24(b) of the Securities Exchange Act of 1934, as amended, and Rule 24b-2 promulgated thereunder. Omitted information was replaced with asterisks.)
21.1*	Subsidiaries of Neenah Paper, Inc.
99.1**	Information Statement of Neenah Paper, Inc. dated September 22, 2004

*	Previously filed.

**	Filed herewith.